UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Associated Estates Realty Corporation

(Exact name of registrant as specified in its charter)

Ohio	34-1747603
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

1 AEC Parkway Richmond Heights, Ohio	44143
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Shares, without par value	NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.    ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.    ☐

Securities Act registration statement file number to which this form relates: __________

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

The information required by this item is set forth set forth under the heading “Description of  Common Shares” in the Registrant’s Registration Statement on Form S-3, as amended (File No. 333-155699), filed with the Securities and Exchange Commission on November 26, 2008.

Item 2.	Exhibits.

Exhibit No.	Description

3.1	Associated Estates Realty Corporation Second Amended and Restated Articles of Incorporation (1)

3.2	Amendment to Associated Estates Realty Corporation Second Amended and Restated Articles of Incorporation (2)

3.3	Associated Estates Realty Corporation Amended and Restated Code of Regulations (3)

4.1	Specimen of Certificate for Common Shares (4)

4.2	Amended and Restated Shareholders Rights Agreement dated December 30, 2008 (5)

1 2 3 4 5

Included as Exhibit 3.2 to Form 10-Q filed July 31, 2007 and incorporated herein by reference.

Included as Exhibit 3.1 to Form 8-K filed December 8, 2004 and incorporated herein by reference.

Included as Exhibit 3.3 to Form 10-Q filed August 1, 2006 and incorporated herein by reference.

Included as Exhibit 4.1 to Form 10-Q filed November 3, 2009 and incorporated herein by reference.

Included as Exhibit 4.1 to Form 8-K filed December 30, 2008 and incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Associated Estates Realty Corporation

By:	/S/ Lou Fatica
Lou Fatica, Chief Financial Officer

Date: January 12, 2010

EXHIBIT INDEX

Exhibit No.	Description

3.1	Associated Estates Realty Corporation Second Amended and Restated Articles of Incorporation (1)

3.2	Amendment to Associated Estates Realty Corporation Second Amended and Restated Articles of Incorporation (2)

3.3	Associated Estates Realty Corporation Amended and Restated Code of Regulations (3)

4.1	Specimen of Certificate for Common Shares (4)

4.2	Amended and Restated Shareholders Rights Agreement dated December 30, 2008 (5)

1 2 3 4 5

Included as Exhibit 3.2 to Form 10-Q filed July 31, 2007 and incorporated herein by reference.

Included as Exhibit 3.1 to Form 8-K filed December 8, 2004 and incorporated herein by reference.

Included as Exhibit 3.3 to Form 10-Q filed August 1, 2006 and incorporated herein by reference.

Included as Exhibit 4.1 to Form 10-Q filed November 3, 2009 and incorporated herein by reference.

Included as Exhibit 4.1 to Form 8-K filed December 30, 2008 and incorporated herein by reference.